CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of the First Investors Tax Exempt Funds and to the use of our reports dated February 21, 2018 and August 28, 2018 on the financial statements and financial highlights of the First Investors Tax Exempt Opportunities Funds, First Investors Connecticut Tax Exempt Fund, First Investors Massachusetts Tax Exempt Fund, First Investors Michigan Tax Exempt Fund, First Investors Minnesota Tax Exempt Fund, First Investors North Carolina Tax Exempt Fund, First Investors Ohio Tax Exempt Fund, First Investors Pennsylvania Tax Exempt Fund and First Investors Virginia Tax Exempt Fund, each a series of the First Investors Tax Exempt Funds. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders and 2018 Semi-Annual Report to Shareholders which are incorporated by reference into the Proxy Statement, Prospectus and Statement of Additional Information on Form N-14

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 29, 2018